SUBLEASE

THIS SUBLEASE (this "Sublease") is made and entered into on March 1, 2020 (the "Effective Date") by and between **CARRIEREQ, INC. d/b/a AIRFOX**, a Delaware corporation ("Sublandlord"), and **ARES TECHNOLOGIES, INC.**, a Delaware corporation d/b/a Gradient ("Subtenant"). Sublandlord and Subtenant may be referred to herein collectively as the "Parties" and individually as a "Party."

RECITALS

A. Sublandlord is the tenant under that certain Lease Agreement dated _________, 2017 (as amended from time to time, the "Master Lease"), a copy of which is appended hereto as Exhibit A, which is incorporated herein by reference, pursuant to which Sublandlord leases from 201 South Street Owner LLC, a Delaware limited liability company ("Landlord"), certain premises consisting of approximately 3,408 rentable square feet on the first floor (the "Demised Premises"), as further described in the Master Lease, of the building consisting of approximately 69,045 rentable square feet (the "Building") situated on the real property located at 201-207 South Street, Boston, Massachusetts 02111 (the "Land" and with the Building, the "Property").

B. Sublandlord desires to lease to Subtenant, and Subtenant desires to lease from Sublandlord, the entire Demised Premises, subject to the terms and conditions of this Sublease.

1. **RECITALS; DEFINED TERMS**.

1.1 The foregoing Recitals are incorporated herein by reference as if set forth verbatim.

1.2 All capitalized terms used and not otherwise defined in this Sublease shall have the meaning given to such terms in the Master Lease.

2. **GRANT**.

2.1 **Premises**. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord the entire Demised Premises (the "Premises"), as depicted on Exhibit B appended hereto, which is incorporated herein by reference, upon the terms and conditions set forth in this Sublease.

2.2 **Common Areas**. Without limiting the generality of the foregoing, Subtenant shall have a non-exclusive license to use all areas and facilities on the Property that are provided and designated from time to time by Landlord for the general use and convenience of tenants and other occupants of the Property and their respective employees, invitees and licensees (collectively, the "Common Areas"), subject to the Rules and any other rules and regulations that Landlord may implement with respect to the Property from time to time.

2.3 **Condition**. Subtenant accepts the Premises in an "AS IS, WHERE IS" condition and acknowledges that Sublandlord shall not be required to furnish or supply any work, services,

furniture, fixtures, equipment or decorations to the Premises, except Sublandlord shall deliver the Premises to Subtenant in broom clean condition.

3. **TERM**. The term of this Sublease shall commence on the later to occur of (i) March 1, 2020 and (ii) the date on which the Master Landlord Consent is obtained (the "Commencement Date") and expire on November 9, 2020 (the "Expiration Date") (collectively, the "Term"), unless sooner terminated as provided herein.

4. **RENT.**

4.1 **Rent**. Commencing on April 1, 2020, Subtenant shall pay to Sublandlord monthly rent in the amount of Nine Thousand Nine Hundred Forty and 00/100 Dollars ($9,940.00) ("Rent"), which shall be paid in advance on or before the first day of each calendar month during the Term. Rent shall be paid, without notice, demand, set off, defense, counterclaim or abatement, in immediately available funds, to Sublandlord at the address set forth in Section 25.1 or to an account designated by Sublandlord in writing. The Parties acknowledge that the Rent payable under this Section 4.1 is less than the rent payable by Sublandlord under the Master Lease. Sublandlord covenants and agrees to pay the Rent (as defined in the Master Lease) as and when required under the Master Lease, subject to Subtenant paying the Rent as required by this Section 4.1.

4.2 **Additional Rent**. Rent shall be deemed inclusive of amounts constituting Additional Rent under the Master Lease, which Sublandlord covenants and agrees to pay as provided herein. Without limiting the foregoing, payment of Rent as provided in Section 4.1 above shall be in lieu of any payments otherwise required pursuant to Section 4.01 of the Master Lease with respect to Base Rent, Article 21 with respect to real estate taxes and Article 22 with respect to Costs of Operations. However, in no event shall Subtenant receive or otherwise be entitled to any audit rights granted to Sublandlord, as tenant under the Master Lease, under the Master Lease, including without limitation under Article 22 of the Master Lease, it being expressly agreed between Sublandlord and Subtenant that such audit rights contained in the Master Lease are solely for the benefit of Sublandlord, as tenant under the Master Lease. If any bill, invoice or other statement for any amount of Additional Rent is delivered to the Premises, Subtenant shall immediately forward such bill, invoice or other statement to Sublandlord at the address set forth in Section 25.1 or to such other designated by Sublandlord in writing pursuant to this Sublease.

4.3 **Late charges**. If any Rent payment is more than five (5) days late, then Subtenant shall pay Sublandlord a late charge equal to five percent (5%) of such late amount. Further, if Subtenant fails to pay in a timely manner any Rent under this Sublease and said Rent shall not be paid by the fifth (5th) day after said amount is due, interest shall accrue on the amount overdue, from the date on which that amount became due and payable until paid, at the rate of one and one half percent (1.5%) per month or partial month (the "Default Rate"). All such interest for a month shall be due and payable on the first day of the following month. If Subtenant pays its Rent within such five (5) day period and Sublandlord is late paying the Base Rent under the Master Lease, Sublandlord shall be responsible for any late charge imposed by Landlord as a result of such late payment by Sublandlord. Nothing contained in this subsection, and no

acceptance of interest or late charges by Sublandlord, shall be construed to extend or change the time for payment of rent or to impair, limit or otherwise affect any other rights or remedies Sublandlord may have as a result of Subtenant's failure to timely pay Rent.

4.4 The provisions of this Section 4 shall survive the expiration or earlier termination of the Term.

5. **UTILITIES; EQUIPMENT**. Subtenant shall be responsible for and shall promptly pay, directly to the providers, prior to delinquency all separately metered utilities furnished to or to be used on the Premises. Subtenant shall further be solely responsible for the cost of installation, maintenance and operation of any desired wireless intranet infrastructure, Internet infrastructure, antennas, phone lines and related telecommunications equipment and infrastructure, provided that installation, maintenance and operation of the same shall be subject to the Rules and Section 6.04 of the Master Lease.

6. **SECURITY DEPOSIT**.

6.1 On or before the Commencement Date, Subtenant shall provide Sublandlord with one or more letters of credit or security deposits in the amount of Nine Thousand Nine Hundred Forty and 00/100 Dollars ($9,940.00), to be held by Sublandlord as security for the faithful performance by Subtenant of all of the provisions of this Sublease. Subtenant acknowledges and agrees that Sublandlord shall have all rights, and Subtenant hereby assumes all obligations, under Article 31 of the Master Lease that are applicable to the Security Deposit under the Master Lease with respect to any letter of credit or security deposit required to be paid by Subtenant to Sublandlord pursuant to this Section 6.1 insofar as they relate to Subtenant's obligations under this Sublease.

6.2 The provisions of this Section 6 shall survive the expiration or earlier termination of the Term.

7. **USE; ACCESS; COMPLIANCE.**

7.1 **Use and Access.** Subtenant may use the Premises for administrative, executive and general business office purposes, and for no other purpose whatsoever, subject to the provisions of this Sublease, the Master Lease, the Rules and such other reasonable rules and regulations as may be established by Sublandlord, Landlord or both from time to time. Subtenant shall not do or permit or suffer to be done any act or thing, or omit to do anything, which may constitute a breach or violation of any term, covenant or condition of the Master Lease, notwithstanding such act, thing, or omission is permitted under the terms of this Sublease, including without limitation any act or omission that would cause an increase in Landlord's insurance premiums for the insurance policies maintained by Landlord with respect to the Property. In accordance with the Master Lease, Landlord provides for the Building to be accessible twenty-four (24) hours per day, seven (7) days per week, subject to access procedures required by Landlord, the Rules and other limitations set forth in the Master Lease.

7.2 **Government Regulations.** Subtenant shall, at its own expense, comply with all valid laws, ordinances, rules and regulations ("Laws") of all governmental authorities pertaining

to its use and occupancy of the Premises, all such Laws may be amended from time to time.

8. **SIGNAGE**. Subtenant shall request that Landlord include Subtenant's name on the lobby directory for the Building. Subtenant shall be responsible for suite signage on or about the Premises, which shall be subject to the Rules and Landlord's approval.

9. **ALTERATIONS; LIENS**. Subtenant shall make no alterations, additions or improvements to the Premises except in conformance with the Master Lease. Subtenant shall keep the Premises free and clear of all liens and claims and shall cause all liens and claims to be discharged within thirty (30) days after filing. If Subtenant shall fail to discharge such mechanics' lien within such period, then, in addition to any other right or remedy of Sublandlord, Sublandlord may, but shall not be obligated to, discharge the same by bond or by paying the amount claimed to be due without inquiry into the validity of the same and Subtenant shall, immediately upon notice from Sublandlord, reimburse Sublandlord for all such amounts paid.

10. **MAINTENANCE.** Subtenant, at its sole cost and expense, shall keep the Premises, including without limitation entry doors, in the same condition and repair as they were on the Commencement Date, ordinary wear and tear excepted. Further, Subtenant will promptly repair, at its sole cost and expense, any damage to the Premises or the Property caused by the acts or omissions of Subtenant, its licensees or subtenants, or their respective employees, agents or invitees. Subtenant will be responsible for the maintenance and repair, in accordance with all applicable Laws, of all equipment and trade fixtures installed by Subtenant in the Premises.

11. **INSURANCE**

11.1 **Liability and Property Insurance.** Subtenant shall procure and maintain throughout the Term, at its sole cost, policies of insurance providing at least the coverage required to be maintained by Sublandlord, as tenant under the Master Lease, pursuant to Article 9 of the Master Lease. Each of Sublandlord, Landlord, and any other person designated by either Sublandlord or Landlord, shall be named as an additional insured on all policies of liability insurance in required to be maintained by Subtenant pursuant to this Section 11.1. Subtenant will provide Sublandlord with certificates of insurance evidencing the policies of insurance required to be maintained by Subtenant pursuant to this Section 11.1 both on or before the Commencement Date and at such other times as certificates of insurance are required to be provided to Landlord under the Master Lease. No cancellation or material change of any of Subtenant's insurance policies shall be effective except upon thirty (30) days' prior written notice from the insurer or its agent to Sublandlord, and Subtenant's certificates of insurance shall confirm the foregoing. Subtenant's liability insurance policy shall contain a contractual liability endorsement insuring the indemnification provisions contained in Section 11.3 and other sections of this Sublease.

11.2 **Waiver of Subrogation.** Sublandlord and Subtenant each waive all rights of recovery against each other arising from any cause insured against under any insurance policy required to be carried by this Sublease, whether or not such insurance is actually carried. Sublandlord and Subtenant shall provide notice to their respective insurance carrier(s) of this mutual waiver of subrogation. Subtenant shall cause each policy of insurance required to be maintained by Subtenant pursuant to Section 11.1 to contain a waiver by the applicable insurer of

any rights of subrogation.

11.3 **Indemnification.** Excluding the gross negligence or willful misconduct of Sublandlord and its agents, contractors or employees (collectively, "Indemnities"), Subtenant indemnifies the Indemnities and agrees to defend and save them harmless from and against any and all claims, actions, damages, liabilities, costs, and expenses arising out of or resulting from (i) any occurrence at the Premises, or the occupancy or use by Subtenant of the Premises or the common areas of the Building, or any breach of the Master Lease or this Sublease by Subtenant to the extent applicable to Subtenant hereunder, or (ii) any act or omission of Subtenant, its agents, contractors, employees, servants, invitees, licensees, or assignees, including reasonable attorneys' fees. Sublandlord agrees to indemnify Subtenant from and against any and all claims, actions, damages, liabilities, costs and expenses arising out of or resulting from Sublandlord's failure to perform its obligations hereunder.

11.4 **Personal Property.** Subtenant's personal property shall be kept on the Premises at Subtenant's sole risk. Sublandlord shall have no liability to Subtenant for any loss or damage from any cause whatsoever. Without limiting the generality of the foregoing, neither Sublandlord nor its agents shall be liable for any loss or damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from any act or omission of any other tenant or any officer, agent, employee, contractor, invitee or licensee of any such tenant.

11.5 The provisions of this Section 11 shall survive the expiration or earlier termination of the Term.

12. **DEFAULT**. Each of the following shall be deemed to be an event of default by Subtenant under this Sublease (each, an "Event of Default"):

12.1 Subtenant's failure to pay Rent or any other amount when due under this Sublease (provided that Sublandlord shall, not more than once per calendar year, be required to give Subtenant written notice that a payment was not made when due, and Subtenant shall have five (5) days from receipt thereof in which to make the payment);

12.2 Subtenant's failure to perform any provisions of this Sublease to be performed by Subtenant within twenty (20) days after receipt of written notice of such failure (or, in the case of a default under the Master Lease, within any cure period provided for in the Master Lease as modified by Section 22.2); provided that if Subtenant diligently proceeds to correct the failure and is unable to do so within the twenty (20) day period, then Subtenant shall, if permissible under the Master Lease as modified by Section 22.2 and provided that the delay will not subject Sublandlord or Landlord to any liability or jeopardize the respective interests of Sublandlord and Landlord in the Property, have an additional reasonable period of time to correct such failure;

12.3 Subtenant is adjudicated bankrupt or adjudged to be insolvent; a receiver or trustee is appointed for substantially all of the property or business of Subtenant; Subtenant

makes an assignment for the benefit of its creditors, files a petition in bankruptcy or insolvency or for reorganization, or makes application for the appointment of a receiver; or a petition in bankruptcy is filed against Subtenant and not set aside, vacated or discharged within sixty (60) days after such action; or

12.4 the occurrence of any event of default under the Master Lease arising from an act or omission of Subtenant that is Subtenant's responsibility hereunder.

13. **REMEDIES**.

13.1 Upon the occurrence of any Event of Default, Sublandlord may, without providing notice to Subtenant, pursue any one or more of the following non-exclusive remedies:

13.1.1 terminate this Sublease, in which case the Rent for the remainder of the Term will be deemed accelerated and will be immediately due and payable and Subtenant shall be liable for all costs incurred by Sublandlord in connection with removing persons or property located in the Premises;

13.1.2 re-enter the Premises without terminating this Sublease, remove all persons and property located thereon and re-lease the Premises or any portion thereof in which case Subtenant shall remain liable for the Sublease and for all costs incurred in re-leasing and altering the Premises, or making any alterations or repairs to the Premises;

13.1.3 without waiving any claim of damages for breach of this Sublease, at any time thereafter cure such default for the account of Subtenant. Any such cost and expense shall be recoverable by Sublandlord from Subtenant as additional rent (and not, for clarity, Additional Rent as defined in the Master Lease) under this Sublease, and shall be due and payable on demand, without any abatement, setoff, deduction, counterclaim or defense whatsoever, with interest at the Default Rate from the time such cost and expense is incurred to the date of the payment thereof to Sublandlord; or

13.1.4 pursue any other legal and equitable remedies available or any remedies available to the landlord under the Master Lease.

13.2 All of Sublandlord's remedies under this Sublease are cumulative and may be exercised individually, concurrently or successively. The provisions of this Section 13 shall survive the expiration or earlier termination of the Term.

14. **QUIET ENJOYMENT**. Provided that Subtenant pays the Rent and observes and performing all the terms, covenants and provisions of this Sublease on Subtenant's part to be observed and performed, Subtenant may peaceably and quietly enjoy the Premises pursuant to the terms of this Sublease, free from interference from Sublandlord or anyone claiming by, though or under Sublandlord. No eviction of Subtenant by reason of termination of the Master Lease, paramount title or by reason of any Law shall be construed as a breach of this covenant unless caused by a default by Sublandlord hereunder.

15. **SUBORDINATION**. This Sublease and all of Subtenant's rights hereunder shall be

subject and subordinate to any mortgage, deed of trust or other security instrument now or hereafter granted by Landlord, its predecessors or successors affecting all or any portion of the Property and to all renewals, modifications, consolidations, replacements and extensions thereof. The foregoing subordination shall be self-operative and no further instrument of subordination need be obtained; provided, however, that upon the request of any mortgagee of the Property, Subtenant shall promptly execute and deliver an instrument prepared by such holder evidencing and confirming such subordination.

16. **ESTOPPEL CERTIFICATE**. Subtenant agrees, at any time, and from time to time, upon not less than ten (10) days' prior written notice by Landlord or Sublandlord, to execute, acknowledge and deliver to Landlord or Sublandlord, as applicable, an estoppel certificate in the form appended to the Master Lease as Exhibit G, and incorporated herein by reference, or in such other form reasonably provided by Landlord or Sublandlord, as applicable, which estoppel certificate may be relied upon by the Party to whom it is addressed.

17. **SURRENDER**. Upon the expiration or other termination of the Term, including without limitation by termination of the term of the Master Lease, Subtenant shall surrender the Premises to Sublandlord in the same condition and repair as they were on the Commencement Date, ordinary wear and tear and casualty loss excepted.

18. **REMOVAL OF PROPERTY**. Upon the expiration or termination of the Term, Subtenant shall remove all personal property, furniture and trade fixtures belonging to Subtenant, without interference or charge from Sublandlord, provided that Subtenant repairs to Landlord's satisfaction all physical damage resulting from such removal. All personal property not removed from the Premises upon the expiration or other termination of this Sublease shall be conclusively presumed to have been abandoned by Subtenant.

19. **HOLDOVER**. If Subtenant fails to surrender the Premises upon the expiration or earlier termination of the Term, Subtenant shall be tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Subtenant shall pay monthly rent (on a per-month basis without reduction for any partial month) at a rate equal to the holdover rent payable by Sublandlord under Section 26.02 of the Master Lease. No acceptance of rent by Sublandlord pursuant to this Section 19 shall limit Sublandlord's rights or remedies or be deemed a consent to any holdover. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Subtenant's holdover, Subtenant shall be liable for all resulting damages, including without limitation lost profits, incurred by Landlord and Sublandlord. The provisions of this Section 19 shall survive the expiration or termination of the Term.

20. **CASUALTY OR CONDEMNATION**.

20.1 **Casualty**. If the Premises or the Building is damaged or destroyed by fire or other casualty (a "Casualty") and the Master Lease is terminated by election of Landlord or Sublandlord (in accordance with the Master Lease) or otherwise, then this Sublease shall terminate upon the termination of the Master Lease; provided however, that if Sublandlord has the right to terminate the Master Lease on account of such Casualty, but does not elect to exercise such termination right, Subtenant shall have the right to terminate this Sublease within

five (5) days after receipt of notice of Sublandlord's decision not to exercise such termination right. If the Premises or the Building is damaged or destroyed by a Casualty and the Master Lease is not terminated, then this Sublease shall remain in effect and Landlord shall restore the same to the extent required under the Master Lease, and following such restoration Subtenant shall restore the Premises to substantially the same condition as immediately prior to the Casualty. Sublandlord shall have no obligation to Subtenant to repair any damage to the Premises or the Building. There shall be no abatement of Rent in connection with a Casualty except to the extent, if any, rent abates under the Master Lease with respect to the Premises.

20.2 **Condemnation**. If all or any portion of the Building is taken or appropriated, or if the Land is taken such that Subtenant cannot access the Premises, by any public or quasi-public authority under the power of eminent domain and the Master Lease is terminated, whether by election of Landlord or Sublandlord (in accordance with the Master Lease) or otherwise, then this Sublease shall terminate upon termination of the Master Lease; provided however, that if Sublandlord has the right to terminate the Master Lease on account of such condemnation, but does not elect to exercise such termination right, Subtenant shall have the right to terminate this Sublease within five (5) days after receipt of notice of Sublandlord's decision not to exercise such termination right. If, in connection with a taking, all or any portion of the Premises are taken or appropriated and the Master Lease is not terminated, then this Sublease shall remain in effect and the Rent payable after such taking shall be reduced according to the ratio that the rentable square footage of the Premises after the taking bears to the rentable square footage of the Premises prior to the taking. In no event shall Subtenant be entitled to all or any portion of any award or damage by reason of such taking or appropriation of all or any portion of the Premises; provided, however, that Subtenant may pursue an independent claim against the condemning authority for any losses it suffers as a result of such taking to the extent that such claim does not reduce any award to Landlord related to the taking. Sublandlord shall have no obligation to Subtenant to alter, repair or modify the Premises or the Building as a result of any taking.

21. **ASSIGNMENT; SUBLEASE**. Subtenant shall not assign, mortgage, hypothecate or otherwise transfer or encumber this Sublease or the Premises or any portion thereof, and Subtenant shall not sublet the Premises or any portion thereof or allow any other person or entity to occupy the Premises or operate any business therein, without in each and every foregoing instance obtaining the prior written consent of Sublandlord. Any request by Subtenant to assign this Sublease or sublet the Premises shall be by prior written notice to Sublandlord in accordance with the terms and procedures set forth in this Sublease. Any assignment or sublease in violation of this Section shall be void. If this Sublease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Subtenant, Sublandlord may, after a default by Subtenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to Rent due hereunder. No assignment, sublease, occupancy or collection will be deemed (i) a waiver of the provisions of this Section 21, (ii) the acceptance of the assignee, subtenant or occupant as tenant or subtenant, or (iii) release of Subtenant from the further performance by Subtenant of its obligations under this Sublease. Notwithstanding any assignment or sublease or Sublandlord's consent thereto, Subtenant and any guarantor of this Sublease shall remain fully liable for the performance of all terms, covenants and provisions of this Sublease. Consent by Sublandlord to an assignment, sublease, mortgage or other

encumbrance will not relieve Subtenant from obtaining Sublandlord's consent to any further assignment or sublease. No permitted subtenant may assign or encumber its sublease or further sublease all or any portion of the Premises, or otherwise permit the Premises or any portion thereof to be used or occupied by others, without Sublandlord's consent in each instance.

22. **MASTER LEASE**.

22.1 This Sublease is subject to the Master Lease and the performance by Landlord of all of its obligations under the Master Lease. Subtenant agrees to perform all obligations of Sublandlord, as tenant under the Master Lease, with respect to the Premises except for the matters excluded under Section 22.6 below and except as otherwise specifically provided in this Sublease. Subtenant indemnifies and agrees to hold Sublandlord harmless from any breach of the Master Lease by Subtenant to the extent applicable to Subtenant and not excluded, inapplicable or modified hereby. Except to the extent that the provisions of the Master Lease are excluded, inapplicable or modified by the provisions of this Sublease, the provisions of the Master Lease which are binding on or inuring to the benefit of the Landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord, and the provisions of the Master Lease which are binding on Sublandlord, as tenant thereunder shall, in respect of this Sublease, bind Subtenant with the same force and effect as if such provisions were completely set forth in this Sublease, and as if the words "Landlord" and "Tenant" or words of similar import, wherever the same appear in the Master Lease, were construed to mean, respectively, "Sublandlord" and "Subtenant" in this Sublease, and as if the words "Premises" or words of similar import, wherever the same appear in the Master Lease were construed to mean "Premises" in this Sublease, and as if the word "Lease" or words of similar import, wherever the same appear in the Master Lease were construed to mean this "Sublease". Notwithstanding anything contained herein to the contrary, any provisions in the Master Lease allowing or purporting to allow Sublandlord any rent concessions or abatements, construction allowances, alteration rights, signage rights, or granting Sublandlord any option to expand the Premises, to purchase the Premises, extend the term of the Master Lease or any other similar option or right shall not apply to this Sublease and shall not inure to the benefit of Subtenant under this Sublease.

22.2 Except for Section 12.1 of this Sublease, which shall not be modified by this Section 22.2, the time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of Sublandlord, as the tenant thereunder, or for the exercise by Sublandlord, as the tenant thereunder, of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by five (5) days, so that in each instance Subtenant shall have five (5) days less time to observe or perform hereunder then Sublandlord has as tenant under the Master Lease, except that any such time limits that are five (5) days or less shall instead be shortened in each instance by two (2) business days.

22.3 In any case where under the Master Lease Landlord reserves or is granted the right to enter the Premises (as defined in the Master Lease), such right shall inure to the benefit of Landlord as well as Sublandlord with respect to the Premises, subject to the same terms and conditions applicable to Landlord's entrance under the Master Lease.

22.4 Subtenant acknowledges and understands that notwithstanding anything to the contrary herein, in the event that the Term of the Master Lease is terminated for any reason prior to the Expiration Date, the Term shall also be automatically and simultaneously terminated, and Subtenant shall vacate the Premises (and cause any subtenants or licensees of Subtenant to vacate the Premises) in accordance with all terms of the Master Lease and this Sublease.

22.5 This Sublease is subject and subordinate to the Master Lease.

22.6 The following provisions of the Master Lease are not incorporated herein and are not binding on Subtenant and are not the responsibility of Subtenant hereunder: Section 4.01 of the Master Lease with respect to Base Rent, Article 21 with respect to real estate taxes and Article 22 with respect to Costs of Operations and any other provision that is modified by this Sublease.

23. **PERFORMANCE BY SUBLANDLORD**. Sublandlord shall not be required to furnish, supply or install in or about the Premises any repairs, maintenance, utilities, services, work, restoration, alteration or anything required to provided by Landlord under any provision of the Master Lease. Sublandlord shall have no liability or responsibility whatsoever for Landlord's failure or refusal to perform under the Master Lease. Upon Sublandlord's receipt of a written notice from Subtenant that Sublandlord has failed to perform an obligation under the Master Lease (because of a failure of Landlord to perform its obligation under the Master Lease) ("Notice of Landlord's Default") then Sublandlord may, in its sole discretion, either (i) use its reasonable efforts to cause Landlord to observe and perform the same, provided, however, that Sublandlord does not guaranty Landlord's compliance with the Master Lease, or (ii) direct and authorize Subtenant to pursue its claim directly against Landlord, which shall be done at Subtenant's sole cost and expense. Subtenant shall not in any event have any rights in respect of the Premises greater than Sublandlord's rights under the Master Lease. Notwithstanding any provision of the contrary contained herein, as to the Master Lease, Sublandlord shall not be required to make any payment or perform any obligation, except for Sublandlord's obligations to (a) pay the Rent (as defined in the Master Lease) and other sums due under the Master Lease, and (b) perform its obligations as tenant under the Master Lease to the extent such obligations are not delegated to Subtenant hereunder. If Subtenant provides Notice of Landlord's Default to Sublandlord and Sublandlord makes written demand on Landlord or brings an action against Landlord to enforce Landlord's obligations under the Master Lease with respect to the Premises as set forth in such Notice of Landlord's Default, all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Sublandlord in connection therewith shall be deemed additional rent (and not, for clarity, Additional Rent as defined in the Master Lease) and shall be due and payable by Subtenant to Sublandlord within five (5) days after notice and reasonable documentation from Sublandlord.

24. **CONSENTS**.

24.1 **General**. Whenever the consent or approval of Sublandlord is required for any action to be taken by Subtenant, Subtenant shall also be obligated to obtain the written consent or approval of Landlord, if required under the terms of the Master Lease. Sublandlord shall promptly make such consent request on behalf of Subtenant and Subtenant shall promptly

provide any information or documentation that Landlord may request. Subtenant shall reimburse Sublandlord, not later than five (5) days after written demand by Sublandlord, for any fees and disbursements of attorneys, architects, engineers or others charged by Landlord in connection with any consent or approval, other than Landlord's consent to this Sublease, which costs shall be borne by Sublandlord. Sublandlord shall use commercially reasonable efforts to obtain any consent or approval of Landlord requested by Subtenant but have no liability of any kind to Subtenant for Landlord's failure to give its consent or approval.

24.2 **Consent to Sublease**. This Sublease is expressly conditioned on obtaining the written consent of Landlord and the written consent of any other person required under the Master Lease (collectively, "Master Landlord Consent"). Any fees and expenses incurred by Landlord or any other person in connection with requesting and obtaining the Master Landlord Consent shall be paid by Sublandlord. Subtenant agrees to cooperate with Landlord and supply all information and documentation reasonably requested by Landlord within three (3) days of its request therefor, including any request made pursuant to Section 11.01 of the Master Lease. Sublandlord shall not be required to perform any acts, expend any funds, or bring any legal proceedings to obtain the Master Landlord Consent and Subtenant shall have no right to any claim against Sublandlord if the Master Landlord Consent is not obtained, provided that Sublandlord agrees to use commercially reasonable efforts to obtain the Master Landlord Consent. If the Master Landlord Consent is not obtained within thirty (30) days from the date of this Sublease, either Party may terminate this Sublease on written notice to the other Party, and neither Party shall have any further obligation to the other under this Sublease, except to the extent that the provisions of this Sublease expressly survive the termination of this Sublease. This Section 24.2 shall survive the expiration or earlier termination of this Sublease.

25. **MISCELLANEOUS**.

25.1 **Notices.** All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by e-mail if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third (3rd) day after the date mailed, by certified mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties as follows (or at such other address for a Party as specified in a notice given in accordance with this Section 25.1), provided that a notice may be given on behalf of a Party by its attorney:

To Sublandlord:
CarrierEq, Inc. d/b/a Airfox
186 Lincoln St. 3rd Floor
Boston, MA 02111
Attention: Douglas Lopes

To Subtenant: Prior to the Commencement Date:
192 South Street
Boston, MA
Attention: Christian Wentz

After the Commencement Date, at the Premises

or at such other address as designated in writing. All properly sent notices shall be effective when received or refused.

25.2 **Governing Law.** This Sublease will, in all respects, be governed, construed, applied and enforced in accordance with the substantive Laws of the State of Massachusetts. Any claim, legal proceeding or litigation arising in connection with this Sublease must be brought and maintained in a state or federal court of competent jurisdiction sitting in the state or federal judicial district where the Premises located, as applicable. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBLEASE.

25.3 **Invalidity; Waiver.** If any portion of this Sublease is held invalid or inoperative, then, so far as is reasonable and possible, the remainder of this Sublease will be deemed valid and operative. If any provision hereof would, under applicable Law, be invalid, illegal or unenforceable in any respect, each Party intends that such provision shall be construed by modifying or limiting it so as to be valid, legal and enforceable to the maximum extent compatible with, and possible under, applicable Law and to otherwise give effect to the intent of the Parties. The failure by either Party to enforce against the other Party any term or provision of this Sublease will not be deemed to be a waiver of such Party's right to enforce against the other Party the same or any other such term or provision in the future.

25.4 **Successors and Assigns.** This Sublease and all rights and obligations of the Parties herein contained shall inure to the benefit of and be binding upon Sublandlord and Subtenant and their respective successors and permitted assigns.

25.5 **Recording.** This Sublease shall not be recorded. However, at either Party's request any time during the Term, provided that, in the case of a request by Subtenant, no Event of Default shall have occurred, the other Party will execute a memorandum of lease in recordable form reasonably acceptable to both Parties, but containing no financial information.

25.6 **Entire Agreement; Amendment.** This Sublease (including the Exhibits hereto and applicable provisions of the Master Lease) sets forth the entire agreement between Sublandlord and Subtenant concerning the Premises and supersedes all prior agreements and understandings between the Parties with respect to the Premises. This Sublease may be amended or supplemented only by an instrument in writing executed by the Parties.

25.7 **Attorneys' Fees.** Should either Party employ attorneys to enforce any of the provisions of this Sublease, the Party against whom any final judgment is entered agrees to pay the prevailing Party all reasonable costs, charges and expenses, including reasonable attorneys'

fees and expenses, expended or incurred in connection with such enforcement.

25.8 **Captions.** Captions and headings have been inserted in this Sublease for convenience only and are not to be considered in the construction of this Sublease.

25.9 **Brokers**. Subtenant represents and warrants to Sublandlord that no broker was involved with the leasing of the Premises or the negotiation of this Lease or is otherwise entitled to any commission in connection herewith other than T3 Advisors. T3 Advisors shall be paid a real estate commission as outlined in a separate agreement between T3 Advisors and Sublandlord. Each Party agrees to indemnify, defend and hold harmless the other Party from and against any and all claims, liabilities and expenses (including court costs and attorneys' fees) arising from any claim by any person or entity that claims to have represented or acted on behalf of the such Party with regard to this Sublease, provided that in regard to T3 Advisors, such indemnity shall solely run in favor of Subtenant with respect to matters arising under the separate agreement between T3 Advisors and Sublandlord.

25.10 **Counterparts.** This Sublease may be executed in any number of counterparts, each of which will be deemed to be an original, and all of such counterparts will constitute one Sublease. To facilitate execution of this Sublease, the Parties may execute and exchange counterpart signature pages of this Sublease by electronic signature, facsimile or e-mail.

(Signature page follows).

IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Sublease to be duly executed as of the Effective Date.

SUBLANDLORD:

CARRIEREQ, INC. d/b/a AIRFOX,
a Delaware corporation

DocuSigned by:

By: ______________________
Name: Douglas Lopes
Title: CFO

SUBTENANT:

ARES TECHNOLOGIES, INC., a
Delaware corporation d/b/a Gradient

By: Christian Wentz
Name: Christian Wentz
Title: CEO

EXHIBIT A

Master Lease

See attached.

EXHIBIT B

The Premises

The Premises consist of the hatched area in the below diagram.

